TRICO MARINE SERVICES, INC.

                                EXHIBIT 11.1

                       COMPUTATION OF EARNINGS PER SHARE

             (In thousands, except share and per share amounts)



                                   Three Months Ended June 30, 1999    Six Months Ended June 30, 1999
                                   --------------------------------    ------------------------------
                                                             Per-                                  Per-
                                       Loss       Shares     share          Loss       Shares     share
                                   (Numerator) (Denominator) Amount     (Numerator) (Denominator) Amount
                                   ----------- ------------- -------    ----------- ------------- ------

Loss before extraordinary item    $    (9,006)                          $  (16,349)
                                  ------------                          -----------


BASIC EARNINGS PER SHARE

Loss before extraordinary item
 available to common shareholders      (9,006)    22,975,339 ($0.39)       (16,349)    21,684,051 ($0.75)
                                                             =======                              =======
Effect of Dilutive Securities

Stock option grants                          -             -                      -             -
                                   ----------- -------------            ----------- -------------

DILUTED EARNINGS PER SHARE

Loss before extraordinary item
 available to common shareholders
 plus assumed conversions          $   (9,006)    22,975,339 ($0.39)    $  (16,349)    21,684,051 ($0.75)
                                   =========== ============  =======    =========== ============= =======



Extraordinary item                 $   (1,830)                          $   (1,830)
                                   -----------                          -----------

BASIC EARNINGS PER SHARE

Extraordinary item available to
 common shareholders                   (1,830)   22,975,339  ($0.08)        (1,830)    21,684,051 ($0.09)
                                                             =======                              =======
EFFECT OF DILUTIVE SECURITIES

Stock option grants                         -              -                      -            -
                                   ----------- -------------            ----------- -------------

DILUTED EARNINGS PER SHARE

Extraordinary item available to
 common shareholders plus assumed
 conversions                       $   (1,830)   22,975,339  ($0.08)    $   (1,830)    21,684,051 ($0.09)
                                   =========== ============  =======    =========== ============= =======



Net loss                           $  (10,836)                          $  (18,179)
                                   -----------                          -----------

BASIC EARNINGS PER SHARE

Net loss available to common
 shareholders                         (10,836)  22,975,339   ($0.47)       (18,179)    21,684,051 $0.84
                                                             =======                              =====
EFFECT OF DILUTIVE SECURITIES

Stock option grants                          -             -                      -             -
                                   ----------- -------------            ----------- -------------

DILUTED EARNINGS PER SHARE

Net loss available to common
 shareholders plus assumed
 conversions                       $  (10,836)  22,975,339   ($0.47)    $  (18,179)    21,684,051 ($0.84)
                                   =========== ===========   =======    =========== ============= =======





                                TRICO MARINE SERVICES, INC.
                                         EXHIBIT 11.1

                            COMPUTATION OF EARNINGS PER SHARE

                  (In thousands, except share and per share amounts)



                                   Three Months Ended June 30, 1998    Six Months Ended June 30, 1998
                                   --------------------------------    ------------------------------
                                                              Per-                                Per-
                                     Income       Shares     share        Income       Shares    share
                                   (Numerator) (Denominator) Amount    (Numerator) (Denominator) Amount
                                   ----------- ------------- ------    ----------- ------------- ------
Net income                         $   11,724                          $   21,568
                                   ----------                          ----------

BASIC EARNINGS PER SHARE

Net income available to common
 shareholders                          11,724    20,335,702  $0.58         21,568    20,317,926  $1.06
                                                             =====                               =====
EFFECT OF DILUTIVE SECURITIES

Stock option grants                       -         766,753                     -       780,062

DILUTED EARNINGS PER SHARE

Net income available to common
 shareholders plus assumed
 conversions                       $   11,724    21,102,455  $0.56     $   21,568    21,097,988   $1.02
                                   ==========    ==========  =====     ==========    ==========   =====